SECURITY AGREEMENT


Gateway Companies, Inc., a Delaware Corporation ("Gateway" or the "Secured Party") and Einstein Computer Corporation, a Florida corporation ("Einstein") agree for good and valuable consideration:

SECURITY INTEREST. Einstein hereby grants a security interest in the following property to Gateway (the "Secured Property"):

All goods shipped to Einstein by or on behalf of Gateway and its affiliates, including all Gateway personal computers and related peripheral products (collectively "Products"), together with proceeds and accounts receivable from the sale of such Products and all insurance proceeds, whether now owned or hereafter acquired. Upon Gateway's acceptance of Einstein's full payment of all above orders, this Security Agreement and associated security filing shall be terminated.

This security agreement is made to secure indebtedness of Einstein, Inc. to Gateway Companies, Inc., for the purchase by Einstein from Gateway of Products from Gateway and its affiliates pursuant to purchase orders entered on and after the effective date of this Agreement.

WARRANTIES. Einstein warrants to Secured Party that it has or will have on acquisition full title to the Secured Property and that the Secured Property is subject to no other liens, charges or encumbrances and that there are no financing statements on file naming Einstein as debtor that might create a lien on the Secured Property.

INSURANCE. Einstein shall maintain the Products in good repair, ordinary wear and tear excepted, and shall insure the same for its full value. Einstein shall provide to Gateway certificates of insurance. Secured Party shall be named as a loss payee on a long form standard loss payable clause. Should Einstein fail to maintain such coverage, Secured Party may obtain the same and Einstein shall pay Secured Party for the same, together with interest at the highest legal rate on any amounts advanced by the Secured Party.

WAREHOUSE. Einstein shall maintain the Products in its warehouse located at 1601
N. Harrison Parkway, Suite 200, Bldg. A, Sunrise, FL until shipped to a customer and shall clearly mark the Products as subject to a security interest of Gateway. The Products shall be insured for loss with Gateway named as an additional payee in the event of loss.
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DELIVERY OF SECURED PROPERTY. If any of the Products is purchased through the creation of any chattel paper or instruments, Einstein shall promptly, but in any event within two business days, deliver such Secured Property to Gateway.

DEFAULT. Upon default, as is defined herein, Secured Party shall have all of the rights given to a secured party under the Uniform Commercial Code, Article 9.

Default shall be defined as:

     1. Any failure to comply with any covenant set forth in this Agreement or any agreement related to the indebtedness secured by this agreement, including but not limited to a failure to timely pay as provided;
     2. The entry of a judgment, tax lien or other charge against Einstein which is not satisfied or superseded within thirty days of inception;
     3. Any of the Secured Property shall be subject to a security interest other than the security interest herein granted in favor of Secured Party.
     4. Such other commercially reasonably reason that leads Secured Party in good faith to believe that its security is in peril.

FURTHER ACTIONS. Einstein shall execute any and all financing statements or other documents which are requested by Secured Party and which Secured Party determines may be desirable or necessary to perfect Secured Party's lien.

Einstein appoints Gateway as its agent to file any and all financing statements which may be necessary or required to perfect Gateway's security interest, and Einstein hereby authorizes Gateway to execute the same for Einstein.

GOVERNING LAW; VENUE This Agreement and any controversy arising out of or in relation to it shall be governed by the law of the State of California (conflicts of laws provisions excepted), and, the parties hereby submit to the jurisdiction of the state and federal courts of the State of California, which shall have exclusive jurisdiction over all controversies in connection herewith. Reseller hereby waives any right to assert any rights or defenses within any other jurisdiction or to require that litigation regarding this Agreement take place elsewhere.

SEVERABILITY If any provision of this Agreement shall be declared void, invalid, or illegal, the validity or legality of all other provisions of the Agreement shall not be affected thereby.

NOTICES. Except as otherwise provided in this Agreement, all notices, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by facsimile, other electronic means or nationally recognized overnight courier service addressed to the party to whom such notice or other communication is to be given or made at such party's address as set forth below, or to such other address as such party may designate in writing to the other party from time to time in accordance with the provisions hereof, and shall be deemed given when personally delivered, when sent electronically or one (1) business day after being sent by overnight courier.

         To Einstein:      Einstein Computer Corporation
                           1601 N. Harrison Parkway
                           Suite 200, Bldg. A
                           Sunrise, FL  33323
                           Attention:  Michael Samach, CFO
                           Facsimile:  954.267.0401

         To Gateway:       Gateway, Inc.
                           4545 Towne Centre Court
                           San Diego, CA 92121
                           Attention:  Cliff Holtz, Senior Vice President
                           Facsimile:  858.799. 3413

     with copies to:       Gateway Companies, Inc.
                           4545 Towne Centre Court
                           San Diego, CA 92121
                           Attention:  William M. Elliott, General Counsel
                           Facsimile:  858.799.3413

         EITHER PARTY MAY CHANGE THE ADDRESS TO WHICH NOTICE MUST BE SENT BY GIVING WRITTEN NOTICE OF SUCH CHANGE TO THE OTHER PARTY IN THE MANNER PROVIDED HEREIN.


ASSIGNABILITY This Agreement may not be assigned without the prior written consent of the other party.

ENTIRE AGREEMENT. This document represents the entire agreement between the parties, and there are no agreements or representations which are not stated herein. This agreement may not be modified unless it is in writing and signed by both parties.

EFFECTIVE DATE.  This Agreement is effective as of the date set forth below.

Gateway Companies, Inc.                    Einstein Computer Corporation

By: /s/ JOHN J. TODD                       By: /s/ MICHAEL SAMACH
    ----------------------------               -----------------------------

Name: John J. Todd                         Name: Michael Samach
      Senior Vice President, CFO                 Chief Financial Officer

Date: September 23rd, 2000                 Date: September 23rd, 2000